EXHIBIT 99.1
Fentura Financial, Inc.
P.O. Box 725
Fenton, MI 48430-0725

Contact:	Donald L. Grill
CEO
Fentura Financial, Inc.
(810) 714-3985
April 30, 2010
For Immediate Release
FIRST QUARTER 2010 FINANCIAL PERFORMANCE HIGHLIGHTS
During the first quarter of 2010, Fentura Financial, Inc. experienced a net loss of $483,000 or ($0.21) per share. The loss follows a $890,000 or $0.40 per share profit reported for the prior quarter, and reflects substantial improvement from the first quarter of 2009 when the net loss for the quarter totaled $1,659,000 or ($0.76) per share.
For the first quarter of 2010, net interest income totaled $3,713,000 a decrease of $390,000 from the first quarter of 2009. The decrease was primarily a result of bank efforts to shrink the balance sheet to enhance capital ratios. The net interest margin improved 7 basis points from 3.52 to 3.59 on the year-to-year comparison resulting from reduced reliance on brokered and other high cost certificates of deposits. Loan loss provision expense remained elevated at $1,790,000, although down substantially from the three prior quarters and comparable to the first quarter of 2009. Non-interest income increased 18.2% on the year-to-year comparison increasing from $1,140,000 to $1,347,000. The quarterly improvement was a result of equity investment losses reported in 2009. Non interest expense of $4,567,000 reflects a substantial $569,000 improvement over the expense level reported for the first quarter of 2009. Expense reductions in the areas of salaries, benefits and occupancy expense, comprise the majority of the year-to-year improvement in total non interest expense. The current period gain from “discontinued operations” was an adjustment connected with the sale of Davison State Bank.

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During the past year, the subsidiary banks have been methodically reducing loan and deposit balances in an attempt to improve capital ratios. Accordingly, for the first quarter of 2010 total assets of $508,994,000 reflect a $68,340,000 or 11.8% reduction from the level reported for the prior year quarter. While total stockholder’s equity declined $13,610,000 as a result of net losses reported since the first quarter of 2009, all three subsidiary banks remain adequately capitalized as of the close of the first quarter of 2010.
In a prior release dated April 28, 2010, Fentura Chairman Forrest Shook announced plans regarding the sale of two Fentura subsidiary banks. A copy of that release, along with the detailed financial results for the first quarter of 2010, are attached to this earnings announcement.
Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank also headquartered in Fenton with offices serving Fenton, Linden, Holly, and Grand Blanc; West Michigan Community Bank headquartered in Hudsonville with offices serving Hudsonville, Holland and Jenison; and Livingston Community Bank, a division of The State Bank, headquartered in Brighton. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.
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CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning future growth in earning assets and net income. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

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Fentura Financial Inc.
Consolidated Balance Sheets
(Dollars in thousands)
UNAUDITED

	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
	2010	2009	2009	2009	2009

ASSETS

Cash and cash equivalents
Cash and due from banks	$17,019	$18,459	$18,814	$43,645	$26,643
Short term investments	28,650	23,650	27,250	—	—

Total cash & cash equivalents	45,669	42,109	46,064	43,645	26,643

Securities:
Securities available for sale	42,113	43,608	49,405	51,483	42,737
Securities held to maturity	5,453	5,456	5,577	5,654	6,563

Total securities	47,566	49,064	54,982	57,137	49,300
Loans held for sale	1,265	831	1,434	1,136	4,842
Loans:
Commercial	252,231	252,764	270,542	278,224	282,184
Real estate — construction	20,129	26,295	34,072	37,028	51,001
Real estate — mortgage	25,751	28,058	30,829	33,050	36,235
Consumer	45,509	48,313	50,438	50,669	51,206

Total loans	343,620	355,430	385,881	398,971	420,626
Less: Allowance for loan losses	(12,338)	(10,726)	(14,485)	(13,970)	(11,405)

Net loans	331,282	344,704	371,396	385,001	409,221

Bank owned life insurance	7,267	7,221	7,138	7,088	7,034
Bank premises and equipment	15,697	15,914	16,111	16,369	16,610
Federal Home Loan Bank stock	1,900	1,900	1,900	1,900	1,900
Accrued interest receivable	1,927	1,813	2,020	1,996	2,275
Goodwill	—	—	—	—	—
Acquisition intangibles	126	157	189	220	252
Equity Investment	—	—	—	—	845
Other Real Estate Owned	8,928	7,967	6,856	5,933	5,703
Assets of discontinued operations	37,378	37,919	41,195	42,712	43,878
Other assets	9,989	12,480	5,707	5,502	8,831

TOTAL ASSETS	$508,994	$522,079	$554,992	$568,639	$577,334

LIABILITIES & SHAREHOLDERS’ EQUITY

LIABILITIES
Deposits:
Non-interest bearing deposits	65,886	64,530	63,786	69,231	65,668
Interest bearing deposits	362,903	376,245	405,080	409,844	409,224

Total deposits	428,789	440,775	468,866	479,075	474,892

Short-term borrowings	67	164	34	477	886
Federal Home Loan Bank Advances	7,981	7,981	9,981	9,981	10,007
Repurchase agreements	—	—	—	—	—
Subordinated debentures	14,000	14,000	14,000	14,000	14,000
Note Payable	—	—	—	—	750
Liabilities of discontinued operations	34,596	35,217	38,164	40,143	40,856
Accrued interest, taxes & other liabilities	3,318	3,410	4,400	5,753	2,090

Total liabilities	488,751	501,547	535,445	549,429	543,481

STOCKHOLDERS’ EQUITY
Common stock — no par value
5,000,000 shares authorized	42,945	42,913	42,883	42,850	42,814
Retained earnings	(22,140)	(21,657)	(22,548)	(21,700)	(6,336)
Accumulated other comprehensive income (loss)	(562)	(724)	(788)	(1,940)	(2,625)

Total stockholders’ equity	20,243	20,532	19,547	19,210	33,853

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$508,994	$522,079	$554,992	$568,639	$577,334

	—	—	—	—	—
Common stock shares issued & outstanding	2,267,135	2,248,553	2,225,214	2,209,183	2,195,326

Asset Quality Ratios:
Non-Performing Loans as a % of Total Loans	5.96%	6.56%	6.73%	6.00%	5.49%
Allowance for Loan Losses as a % of Non-Performing Loans	60.00%	45.87%	56.12%	58.22%	48.82%
Accruing Loans Past Due 90 Days More to Total Loans	0.12%	0.09%	0.05%	0.00%	0.16%
Non-Performing Assets as a % of Total Assets	6.52%	6.96%	6.27%	5.56%	5.31%

Quarterly Average Balances:
Total Loans	356,573	373,415	392,044	414,002	425,898
Total Earning Assets	427,638	448,117	456,172	468,460	482,503
Total Shareholders’ Equity	20,750	20,281	20,167	34,168	36,640
Total Assets	513,830	530,250	562,326	568,639	575,640
Diluted Shares Outstanding	2,249,917	2,226,745	2,210,613	2,196,743	2,187,084

Fentura Financial Inc.
Consolidated Income Statements
(Dollars in thousands, except per share data)
UNAUDITED

	Three Months ended
	Mar 31	Dec 31	Sept 30	Jun 30	March 31
(prior periods restated with out DSB)	2010	2009	2009	2009	2009

Interest income:
Interest & fees on loans	$5,306	$5,665	$5,935	$6,000	$6,463
Interest & dividends on securities:
Taxable	292	323	403	390	420
Tax-exempt	124	128	136	138	144
Interest on federal funds sold	5	3	2	—	—

Total interest income	5,727	6,119	6,476	6,528	7,027

Interest expense:
Deposits	1,817	2,035	2,278	2,613	2,613
Borrowings	197	220	226	291	311

Total interest expense	2,014	2,255	2,504	2,904	2,924

Net interest income	3,713	3,864	3,972	3,624	4,103
Provision for loan losses	1,790	3,417	1,940	7,711	1,655

Net interest income after provision for loan losses	1,923	447	2,032	(4,087)	2,448

Non-interest income:
Service charges on deposit accounts	474	532	519	480	436
Gain on sale of mortgage loans	93	155	100	277	235
Trust & investment services income	389	330	458	463	364
Gain (Loss) on sale of securities	—	—	12	—	—
Other than temporary impairment loss	—	(79)	—	—	—
Income (Loss) on Equity Investment	—	—	—	(874)	(515)
Other income and fees	391	481	391	480	620

Total non-interest income	1,347	1,419	1,480	826	1,140

Non-interest expense:
Salaries & employee benefits	2,114	1,942	2,129	2,071	2,552
Occupancy	449	423	428	447	503
Furniture and equipment	371	406	385	403	424
Loan and collection	557	1,204	984	933	385
Advertising and promotional	28	22	38	47	41
Loss on Equity Impairment	—	9	—	200	—
Goodwill Impairment Charge	—	—	—	—	—
Other operating expenses	1,048	1,271	1,016	1,211	1,231

Total non-interest expense	4,567	5,277	4,980	5,312	5,136

Income (loss) from continuing operations before income tax	(1,297)	(3,411)	(1,468)	(8,573)	(1,548)
Federal income taxes (benefit)	(327)	(4,034)	(332)	5,952	(396)

Net income (loss) from continuing operations	(970)	623	(1,136)	(14,525)	(1,152)

Net Income (loss) from discontinued operations, net of tax	487	267	289	(839)	(507)

Net Income (loss)	$(483)	$890	$(847)	$(15,364)	$(1,659)

Net Income (Loss) per share from continuing operations:
Basic and diluted earnings	$(0.43)	$0.28	$(0.51)	$(6.61)	$(0.53)

Net Income (Loss) per share from discontinued operations:
Basic and diluted earnings	$0.22	$0.12	$0.13	$(0.38)	$(0.23)

Net Income (Loss) per share:
Basic and diluted earnings	$(0.21)	$0.40	$(0.38)	$(6.99)	$(0.76)

Performance Ratios:
Return on Average Assets	-0.09%	0.17%	-0.15%	-2.70%	-0.29%
Return on Average Equity	-2.33%	4.39%	-4.20%	-44.97%	-4.53%
Net Interest Margin (FTE)	3.59%	3.49%	3.53%	3.18%	3.52%
Book Value Per Share	$8.93	$9.13	$8.78	$8.70	$15.42
Net Charge-offs	178	7,278	1,425	5,146	705
Ratio of Net charge-offs to Gross Loans	0.05%	2.05%	0.48%	1.46%	0.17%

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill
The State Bank
(810) 714-3985

April 28, 2010
For Immediate Release
FENTURA ANNOUNCES SALE OF SUBSIDIARY BANKS
     At the Annual Meeting of Shareholders on April 28, 2010, Fentura Financial, Inc. Chairman Forrest Shook announced plans regarding the sale of two Fentura subsidiary banks. In March of 2009, Fentura announced that it had entered into an agreement to sell Davison State Bank to Hantz Financial Holdings, Inc. of Southfield, Michigan. With all regulatory approvals now in place, the closing is expected to take place on April 30, 2010. Davison State Bank was a wholly owned subsidiary formed as a De Novo bank by Fentura in 2000. At the shareholder meeting, Chairman Shook also announced that the company recently entered into a definitive agreement to sell West Michigan Community Bank to investors affiliated with Northstar Financial Group, Inc. headquartered in Bad Axe, Michigan. West Michigan Community Bank became a Fentura subsidiary through an acquisition in 2004.
     According to Fentura President and CEO Donald L. Grill, “The Fentura Board has been immersed in a two year strategic planning process designed to identify and implement initiatives to stabilize and strengthen the financial condition of the company. The sale of these two subsidiary banks will allow Fentura to redirect capital to strengthen the holding company and its lead bank—The State Bank headquartered in Fenton, Michigan. While reducing the size the of company by about 35%, spinning off these subsidiary banks and realigning capital, strengthens the balance sheet of the company. Fentura’s ability to allocate additional capital to The State Bank will assist in mitigating regulatory concerns and stabilizing the bank for improved future performance.”
     Fentura will receive $2.8 million in connection with the sale of Davison State Bank, resulting in an approximate book price transaction. Additionally, Fentura will receive approximately $11.0 million from the sale of West Michigan Community Bank (an approximate 10% premium to book). In connection with the sale, Fentura will acquire all the non-performing assets of West Michigan Community Bank. The assets will be housed in a newly formed Holding Company subsidiary. It is expected that Fentura will utilize a portion of the proceeds from the sale of the banks to return Fentura subsidiary, The State Bank, to a well-capitalized level.
     Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filing with the Securities and Exchange Commission.
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